Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
WCA Waste Corporation
We consent to the use of our report dated February 18, 2005 (except for Notes 3 and 11, as to which the date is April 1, 2005) incorporated by reference herein with respect to our audit of the combined financial statements of Material Recovery, LLC and Affiliates for the year ended December 31, 2004. We also consent to the reference to our firm under the heading “Experts” in the form S-8 registration statement dated February 15, 2006.
/s/ Melton & Melton, LLP
Houston, Texas
February 15, 2006